UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code:

(801) 584-5700

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 26, 2007, Basell and Huntsman Corporation (NYSE: HUN) announced that they have signed a definitive agreement pursuant to which Basell will acquire Huntsman Corporation in a transaction valued at approximately $9.6 billion, including the assumption of debt. Under the terms of the agreement, Basell will acquire all of the outstanding common stock of Huntsman Corporation for $25.25 per share in cash.

The transaction is subject to customary closing conditions, including regulatory approval in the U.S. and in Europe, as well as the approval of Huntsman Corporation’s stockholders. Entities controlled by MatlinPatterson and the Huntsman family, who collectively own 57% of Huntsman Corporation’s common stock, have agreed to approve the transaction. Closing is expected in the fourth quarter of 2007.

A copy of a press release dated June 26, 2007 announcing the transaction is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ John R. Heskett
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated: June 26, 2007

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated June 26, 2007